                                                                     EXHIBIT 2.3

                                AMENDMENT NO. 4
                              TO CREDIT AGREEMENT
                            AS AMENDED AND RESTATED

                                                         As of February 23, 1998


         BOOTH CREEK SKI HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, "BCS Holdings"), BOOTH CREEK SKI ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, "BCS Acquisition"), TRIMONT LAND COMPANY, a California corporation (together with its successors and assigns, "Northstar-at-Tahoe"), SIERRA-AT-TAHOE, INC., a Delaware corporation (together with its successors and assigns, "Sierra-at-Tahoe"), BEAR MOUNTAIN, INC., a Delaware corporation (together with its successors and assigns, "Bear Mountain"), WATERVILLE VALLEY SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Waterville"), MOUNT CRANMORE SKI RESORT, INC., a Delaware corporation (together with its successors and assigns, "Cranmore"), SKI LIFTS, INC., a Washington corporation (together with its successors and assigns, "Ski Lifts"), GRAND TARGHEE INCORPORATED, a Delaware corporation (together with its successors and assigns, "Grand Targhee", and together with BCS Holdings, BCS Acquisition, Northstar-at-Tahoe, Sierra-at-Tahoe, Bear Mountain, Waterville, Cranmore and Ski Lifts, the "Existing Borrowers", and each an "Existing Borrower"), LMRC HOLDING CORP., a Delaware corporation (together with its successors and assigns, "LMRC Holding"), LOON MOUNTAIN RECREATION CORPORATION, a New Hampshire corporation (together with its successors and assigns, "Loon"), LOON REALTY CORP., a New Hampshire corporation (together with its successors and assigns, "Loon Realty", and together with LMRC Holding and Loon, the "Loon Borrowers", and the Loon Borrowers together with the Existing Borrowers, the "Borrowers"), BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association (together with its successors and assigns, "BankBoston"), and BankBoston, as agent (the "Agent") for itself and any other Lenders from time to time party to the Credit Agreement hereby agree as follows:

1. Reference to Credit Agreement: Joinder; Definitions. Reference is made to the Credit Agreement dated as of December 3, 1996, as amended and restated as of March 18, 1997, as further amended and in effect on the date hereof (the "Credit Agreement"), among the Borrowers, BankBoston and the Agent.

     1.1. Definitions. The Credit Agreement as amended by this Amendment is referred to herein as the "Amended Credit Agreement". Terms defined in the Amended Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     1.2. Joinder. On the Loon Joinder Date, each of the Loon Borrowers hereby agrees to join in, jointly and severally be bound by and perform all of the obligations of a Borrower under the Amended Credit Agreement, including without limitation for the purposes of; (a) paying all Credit Obligations; (b) complying with the covenants set forth in Section 7 of the Amended Credit Agreement; and (c) making the representations and warranties contained in Section 8 of the Amended Credit Agreement. The Existing Borrowers, the Agent and the Lenders hereby agree that on such date the Loon Borrowers shall be joined as Borrowers under the Amended Credit Agreement.

2. Amendments to the Credit Agreement. Subject to all the terms and conditions hereof, effective as of the date the conditions set forth in Section 4 are satisfied (the "Loon Joinder Date"), the Credit Agreement is hereby amended as set forth herein.

     2.1. Amendment to Preamble. The Preamble of the Credit Agreement is hereby amended by deleting therefrom, in the parenthetical following the words "GRAND TARGHEE INCORPORATED", the definitions of the terms "Borrowers" and "Borrower".


     2.2. Amendment to Section 1.2. Section 1.2 of the Credit Agreement is hereby amended by deleting the definition of "Resorts Cash Flow" in its entirety.

     2.3. New Definitions. New definitions are hereby added to Section 1.2, each to read in its entirety as follows:


                  ""By-laws" means all written by-laws, rules, regulations and all similar other documents relating to the management, governance or internal regulations of any Person other than an individual, all as from time to time in effect."

                  ""Charter" means the articles of organization, certificate of incorporation, articles of incorporation, statute, constitution, joint venture agreement, partnership agreement, declaration of trust, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect."

                  ""Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rate, or other similar arrangements."

                  ""Joint Marketing Agreement" means the Marketing Agreement dated as of December 1, 1997, among Loon, Loon Realty, BCS Holdings and certain of the subsidiaries of BCS Holdings, as amended, restated, supplemented or otherwise defined and in effect from time to time."

                  ""LMRC Holding" means LMRC Holding Corp., a Delaware corporation, together with its successors and assigns."


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


                  ""LMRC Holding Security Agreement" means the Security Agreement dated as of the Loon Joinder Date between LMRC Holding and the Agent, as amended, restated, supplemented and in effect from time to time."

                  ""Loon" means Loon Mountain Recreation Corporation, a New Hampshire corporation, together with its successors and assigns."

                  ""Loon Acquisition Agreement" means the Agreement and Plan of Merger dated as of September 18, 1997, among BCS Group, LMRC Acquisition Corp., a New Hampshire corporation, and Loon, as amended, restated, supplemented, assigned or otherwise modified and in effect from time to time."

                  ""Loon Borrowers"" means, collectively, LMRC Holding, Loon and Loon Realty.

                  ""Loon Joinder Date" means the "Loon Joinder Date" as defined in Amendment No. 4 to the Credit Agreement, dated as of February 23, 1998."

                  ""Loon Mortgage" means the Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of the Loon Joinder Date, executed by Loon in favor of the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time."

                  ""Loon Realty" means Loon Realty Corp., a New Hampshire corporation, together with its successors and assigns."

                  ""Loon Realty Security Agreement" means the Security Agreement, dated as of the Loon Joinder Date, between Loon Realty and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time."

                  ""Loon Security Agreement" means the Security Agreement, dated as of the Loon Joinder Date, between Loon and the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time."

                  ""7.5% Subordinated Notes" means, collectively, the Subordinated Notes made by Loon, each as listed on Exhibit 7.6.14 hereto."

         2.4. Amendments to Definitions. Section 1.2 of the Credit Agreement is hereby amended by amending and restating the following definitions, to read in their entirety as follows:

                  ""Acquisition Appraisals" means, collectively, the Original Appraisals, the New Appraisals and the appraisal on the assets and business of Loon performed by

         Resort North Valuation, Inc. and dated January 30, 1998, and the updated appraisals to be obtained pursuant to Section 7.17."

                  ""Agent" has the meaning provided in the preamble hereto."

                  ""Applicable Margin" means

                                    (i) during any fiscal quarter of the
                           Borrowers for which Trailing Four Fiscal Quarter Cash Flow for the four fiscal quarters then most recently ended is less than or equal to $20,000,000, and during any Default Rate Period, 0.50% for any Alternate Base Rate Loan and 3.00% for any LIBOR Loan;

                                    (ii) during any fiscal quarter of the
                           Borrowers for which Trailing Four Fiscal Quarter Cash Flow for the four fiscal quarters then most recently ended is greater than $20,000,000 and less than or equal to $25,000,000, 0.25% for any Alternate Base Rate Loan and 2.25% for any LIBOR Loan; and

                                    (iii) during any fiscal quarter of the
                           Borrowers for which Trailing Four Fiscal Quarter Cash Flow for the four fiscal quarters then most recently ended is greater than $25,000,000, 0.00% for any Alternate Base Rate Loan and 2.00% for any LIBOR Loan."

                  ""Borrowers" means, collectively, the Original Borrowers, the New Borrowers and the Loon Borrowers."

                  ""Cash Flow" means, with respect to any Person, for any period, on a Consolidated basis for such Person, the total of (a) Net Income of such Person, plus (b) all amounts deducted in computing such Net Income in respect of:

                           (i) depreciation and amortization; provided,
                  however, that when computing Cash Flow for any four fiscal quarter period the maximum amount to be added to Net Income pursuant to this clause (i) in respect of amortization of any capitalized real estate development costs shall not exceed $5,000,000;

                           (ii)   Interest Expense of such Person; and

                           (iii) taxes based upon or measured by income of such Person."

                  ""Credit Security" means all assets now or from time to time hereafter subjected to a security interest or charge (or intended or required so to be pursuant to the Security Agreements, the Mortgages or any other Credit Document) to secure the payment or performance of any of the Credit Obligations, including the assets described in the Security Agreements, the Mortgages (excluding any environmental indemnity agreements) and any three party agreements with the USFS."

                  ""Environmental Audits" means, collectively, the Original Environmental Audits, the New Environmental Audits and the Phase I Environmental Report dated as of July 1997 on Loon."

                  ""Final Offering Memorandum" means the Offering Memorandum dated February 23, 1998, of BCS Holdings, in respect of the Series C Senior Unsecured Notes."

                  ""Fixed Charges" means, for any four consecutive fiscal quarters, the sum of:

                           (i)  Interest Expense; plus

                           (ii) the aggregate amount of all mandatory scheduled
                  payments, prepayments and sinking fund payments, in each case with respect to principal paid by the Borrowers in respect of Financing Debt; plus

                           (iii) the aggregate amount of all mandatory payments
                  actually paid in cash in respect of leases of equipment, excluding all payments (whether in the nature of interest or principal) in respect of Capitalized Leases;

         provided, however, that for any such period ending on or before March 18, 1998, Fixed Charges shall mean the sum of (x) actual Fixed Charges, computed as provided in clauses (i) through (iii) hereof, accrued or paid by the Original Borrowers plus (y) actual Fixed Charges, computed as provided in clauses (i) through (iii) hereof, accrued or paid by the New Borrowers since the Restatement Date through the end of such period, annualized plus (z) actual Fixed Charges, computed as provided in classes (i) through (iii) hereof, accrued or paid by the Loon Borrowers since the Loon Joinder Date through the end of such period, annualized; and, provided, further, that for any such period ending after March 18, 1998 and on or before the first anniversary of the Loon Joinder Date, Fixed Charges shall mean the sum of (r) actual Fixed Charges, computed as provided in clauses (i) through (iii) hereof, accrued or paid by the Old Borrowers and the New Borrowers through the end of such period plus (s) actual Fixed Charges, computed as provided in clauses (i) through (iii) hereof, accrued or paid by the Loon Borrowers since the Loon Joinder Date through the end of such period, annualized."

                  ""Hancock Bridge Note" means the Note dated as of February 26, 1998, in the principal amount of $1,107,692.31, made by BCS Group payable to Hancock.

                  ""Interest Expense" means, for any period, the aggregate amount of interest, including payments in the nature of interest under Capitalized Leases, paid or accrued by the Borrowers (whether such interest is reflected as an item of expense or capitalized) on Indebtedness; provided, however, that for any such period ending on or before March 18, 1998, Interest Expense shall mean the sum of (x) actual Interest Expense accrued or paid by the Original Borrowers plus (y) actual Interest Expense accrued or paid by the New Borrowers since the Restatement Date through the end of such period, annualized plus (z) actual Interest Expense accrued or paid by the Loon Borrowers since the Loon Joinder Date through the end of such period, annualized; and provided, further that for any such period ending after March 18, 1998 and on or before the first anniversary of the Loon Joinder Date, Interest Expense shall mean the sum of (r) actual Interest Expense accrued or paid by the Original Borrowers and the New Borrowers plus (s) actual Interest Expense accrued or paid by the Loon Borrowers since the Loon Joinder Date through the end of such period, annualized."

                  ""Material Adverse Change" means any materially adverse change in the business, assets, financial condition, income or prospects of any of the Borrowers or their Subsidiaries (on an individual basis) or the Borrowers and their Subsidiaries (on a Consolidated pro forma basis), since October 31, 1997."

                  ""Mortgages" means, collectively, the Northstar-at-Tahoe Mortgage, the Sierra-at-Tahoe Mortgage, the Bear Mountain Mortgage, the Waterville Mortgage, the Cranmore Mortgage, the Ski Lifts Mortgage, the Loon Mortgage and related assignments to the Agent of leases of real property owned by any of the Borrowers."

                  ""Net Income" means, with respect to any Person, for any period, the net income (or loss) of the Borrowers determined in accordance with GAAP; provided, however, that Net Income shall not include:

                           (a) all amounts included in computing such net
                  income (or loss) in respect of the write-up (i) after the Effective Date of any asset acquired in connection with the acquisition of Waterville, Cranmore and the California Resorts, (ii) after the Restatement Date of any asset acquired in connection with the acquisition of the Washington Resorts and the Wyoming Resort and (iii) after the Loon Joinder Date of any asset acquired in connection with the acquisition by merger of Loon; and

                           (b)  extraordinary and nonrecurring gains."

                  ""Net Worth" means, with respect to any Person, at any date, the excess of the total assets of such Person over the total Indebtedness of such Person, on a Consolidated basis. Total assets shall be determined in accordance with GAAP, excluding, however:

                           (i) all loans to any Subsidiary, employee, officer
                  or other Affiliate of such Person, and all amounts payable to such Persons from any of such Affiliates,

                           (ii) minority interests in other Persons,

                           (iii) cash and securities segregated in a sinking or
                  other similar fund established for the purpose of redemption or other retirement of capital stock or Financing Debt, and

                           (iv) current reserves on the date of calculation for
                  depreciation, depletion, obsolescence and amortization of properties and all other reserves which, in accordance with GAAP, should be established in connection with the business conducted by such Person."

                  ""New Hampshire Resorts" means, collectively, Waterville, Cranmore, Loon, Loon Realty and LMRC Holding."

                  ""Payment Date" means the first Banking Day of each calendar quarter."

                  ""Person" means any present or future natural person or any corporation, association, partnership, limited liability company, joint venture, company, trust, business trust, organization, business, individual or government or any governmental agency or political subdivision thereof."

                  ""Security Agreements" means, collectively, the Northstar-at-Tahoe Security Agreement, the Sierra-at-Tahoe Security Agreement, the Bear Mountain Security Agreement, the Waterville Security Agreement, the Cranmore Security Agreement, the Ski Lifts Security Agreement, the Grand Targhee Security Agreement, the LMRC Holding Security Agreement, the Loon Security Agreement, the Loon Realty Security Agreement, the BCS Acquisition Security Agreement and the BCS Holdings Security Agreement."

                  ""Securities Purchase Agreements" means, collectively, the Securities Purchase Agreement dated November 27, 1996 between John Hancock and BCS Group and the Securities Purchase Agreement dated November 27, 1996 between the CIBC Securities Subsidiary and BCS Group, each as amended, and restated as of the Loon Joinder Date, and as further amended and in effect from time to time."

                  ""Stated Maximum" means $25,000,000."

                  ""Trailing Four Fiscal Quarter Cash Flow" means, for any four consecutive fiscal quarters ending nearest the dates set forth in the table below the amount set forth with respect to such four fiscal quarters:

                  Fiscal Quarter Ending Nearest                   Amount
                  -----------------------------                   ------
                  April 30, 1998                              The sum of Cash Flow of the Borrowers for the
                                                              Period from the quarter beginning nearest January
                                                              31, 1998 to the end of the quarter ending nearest
                                                              April 30, 1998 plus $8,316,000

                  July 31, 1998                               The sum of Cash Flow of the Borrowers for the
                                                              Period from the quarter beginning nearest January
                                                              31, 1998 to the end of the quarter ending nearest
                                                              July 31, 1998 plus $12,578,000

                  October 31, 1998                            The sum of Cash Flow of the Borrowers for the
                                                              Period from the quarter beginning nearest January
                                                              31, 1998 to the end of the quarter ending nearest
                                                              October 31, 1998 plus $14,552,000

                  January 31, 1999 and thereafter             Cash Flow of the Borrowers for the period of four
                                                              fiscal quarters most recently completed"

     2.5. Amendment to Section 2.1.2. Section 2.1.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "2.1.2. Annual Clean-Up. For a period in each year from February 15 through April 15 of such year (such period being the "Designated Cleanup Period" for such year), the Revolving Loan shall not exceed $6,000,000; provided, however, that on March 13, 1998 and March 12, 1999, the Revolving Loan shall not exceed $0; and provided, further that during the period from March 15, 1998 through April 15, 1998, the Revolving Loan may exceed $6,000,000 but shall not exceed $7,500,000."

     2.6. Amendment to Section 7.5.1. Section 7.5.1 of the Credit
Agreement is hereby amended to read in its entirety as follows:

                  "7.5.1. Financing Debt to Cash Flow. At all times, the ratio of the unpaid principal amount of Consolidated Financing Debt of the Borrowers to Trailing Four Fiscal Quarter Cash Flow for such time shall not exceed 7.0 to 1.0."

     2.7. Amendment to Section 7.5.2. Section 7.5.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.5.2. Cash Flow to Fixed Charges. On the last day of each fiscal quarter of the Borrowers, the sum of (a) Trailing Four Fiscal Quarter Cash Flow measured on such date minus (b) Cash Flow Adjustment for the four fiscal quarters then ending, shall equal or exceed 110% of Consolidated Fixed Charges of the Borrowers for such period."

     2.8. Amendment to Section 7.5.3. Section 7.5.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.5.3. Minimum Net Worth. At all times, Consolidated Net Worth of the Borrowers shall be in excess of the sum of the proceeds of any equity offering by the Borrowers plus $40,000,000."

     2.9. Deletion of Section 7.5.4. Section 7.5.4 of the Credit Agreement is hereby deleted in its entirety.


     2.10. Amendment to Section 7.6.13. Section 7.6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.6.13. Indebtedness in respect of the Senior Unsecured Notes, not to exceed the sum of $133,500,000 in aggregate principal amount."

     2.11. New Sections 7.6.19 and 7.6.20. Two new Sections are hereby added to the Credit Agreement, immediately following Section 7.6.18, to read in their entirety as follows:

                  "7.6.19. Indebtedness in respect of the 7.5% Subordinated Notes; provided, however, that such Indebtedness shall not exceed $1,152,000 in aggregate principal amount; and provided, further, that the Borrowers shall maintain a segregated account of cash or Cash Equivalents, in an amount (and with matched maturities) sufficient to pay the principal, interest and any prepayment fees as they accrue and upon redemption; and provided, further, that the Borrowers shall not undertake or enter into any amendment, refinancing or other modification of the 7.5% Subordinated Notes.

                  "7.6.20. Indebtedness in respect of Interest Rate Protection Agreements between BCS Holdings and the Agent."

     2.12. Amendment to Section 7.7. Section 7.7 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.7. Guarantees; Letters of Credit. None of the Borrowers or their Subsidiaries will become or remain liable with respect to any Guarantee, including reimbursement obligations under letters of credit and other financing guarantees by third parties, except as contemplated by (i) the Credit Documents, (ii) the Senior Indenture, to the extent such Guarantees are of Indebtedness permitted by Section 7.6.13, (iii) the ASC Subordinated Note and (iv) a guarantee by BCS Holdings of workers' compensation liabilities of Ski Lifts.

     2.13. New Sections 7.9.12, 7.9.13, 7.9.14 and 7.9.15. Four new Sections
are hereby added to the Credit Agreement, immediately following Section 7.9.11, to read in their entirety as follows:

                  "7.9.12. Investments, not to exceed $1,000,000 in aggregate,
         (i) pursuant to terms of the Asset Purchase Agreement dated as of August 21, 1997 by and between Charles Wiper III, as shareholder, BCS Holdings and First Tracks, Inc., an Oregon corporation, and (ii) consisting of the "July Deposit" as defined therein.

                  "7.9.13. Investments consisting of a Promissory Note made by Star Resorts, an Arizona limited liability company ("Star Resorts"), not to exceed $700,000 in principal amount and the related Agreement to Purchase and Sell Real Property between Star Resorts and Northstar-at-Tahoe, dated as of October 27, 1997.

                  "7.9.14. Investments that comprise part of Interest Rate Protection Agreements between BCS Holdings and the Agent.

                  "7.9.15. Investments consisting of the holdback under the Loon Acquisition Agreement."

     2.14. Amendment to Section 7.10.2. Section 7.10.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.10.2. So long as before and after giving effect thereto no Default exists, the Borrowers may make Distributions to BCS Group to provide funds to service notes issued under the Securities Purchase Agreements."

     2.15. Amendment to Section 7.10.3. Section 7.10.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.10.3. So long as before and after giving effect thereto no Default exists, payments of principal and interest due under the ASC Subordinated Note and the 7.5% Subordinated Notes."

     2.16. Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.11. Capital Expenditures. The Borrowers will not make aggregate Capital Expenditures exceeding $10,000,000 during any fiscal year; provided, however, that Capital Expenditures with respect to real estate activities of the Borrowers shall not in the aggregate exceed $3,000,000 during any fiscal year."

     2.17. Deletion of Section 7.16. Section 7.16 of the Credit Agreement is hereby deleted in its entirety.

     2.18. Amendment to Section 7.22. Section 7.22 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "7.22. Use of Equipment. The Borrowers shall provide the Agent with 30 days' prior written notice before (i) any of the California Resorts, Ski Lifts or Grand Targhee removes, relocates or maintains any tangible personal property outside the states of California, Washington and Wyoming, and (ii) any of the New Hampshire Resorts removes, relocates or maintains any tangible personal property outside the state of New Hampshire."

     2.19. Amendment to Section 8.1.1. Section 8.1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:


                  "8.1.1. The Borrowers. Each of BCS Holdings, BCS Acquisition, Sierra-at-Tahoe, Bear Mountain, Waterville, Cranmore, Grand Targhee and LMRC Holding is a duly organized and validly existing corporation, in good standing, under the laws of the State of Delaware, Northstar-at-Tahoe is a duly organized and validly existing corporation, in good standing, under the laws of the State of California, Ski Lifts is a duly organized and validly existing corporation, in good standing, under the laws of the State of Washington, and each of Loon and Loon Realty is a duly organized and validly existing corporation, in good standing, under the laws of the State of New Hampshire, each with all power and authority, corporate or otherwise, necessary to (i) enter into and perform each of this Agreement and other Credit Documents to which it is party, (ii) grant the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations as applicable and (iii) own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Borrowers have taken all corporate or other action required to execute, deliver and perform each of this Agreement and other Credit Documents to which it is party. Certified copies of the Charter and By-laws of each of the Borrowers have been previously delivered to the Agent and are correct and complete.
         Exhibit 8.1, as from time to time hereafter supplemented in accordance with Section 7.4 or otherwise by written notice to the Lenders, sets forth (a) the jurisdiction of incorporation or organization of each of the Borrowers, (b) the address of each of the Borrowers' chief executive office and chief place of business and (c) the name under which each of the Borrowers conducts its business and the jurisdictions in which the name is used."

     2.20. Amendment to Section 8.2.1. Section 8.2.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "8.2.1. Financial Statements and Other Information. The Borrowers have previously furnished to the Lenders copies of the Consolidated and Consolidating balance sheet of Loon and Loon Realty as at April 30, 1997 and October 26, 1997, the Consolidated and Consolidating statements of income and Consolidated and Consolidating statement of changes in shareholders' equity and cash flows of Loon and Loon Realty for the period then ending, the Consolidated and Consolidating balance sheet of the New Borrowers and Old Borrowers as at October 31, 1997 and January 31, 1998, and the Consolidated and Consolidating statements of income and cash flows of the Old Borrowers and the New Borrowers for the period then ending.

                  The Consolidated and Consolidating financial statements (including the notes thereto, subject, in the case of any unaudited financial statements, to the absence of footnote disclosure and normal year-end and audit adjustments) referred to above were prepared in accordance with GAAP and fairly present the financial position of the Persons covered thereby at the respective dates thereof and the results of their operations for the periods covered thereby. Neither the Borrowers nor any of their Subsidiaries has any known material contingent liability which is not reflected in the most recent balance sheet referred to above or the notes thereto, or in the Final Offering Memorandum."

     2.21. Amendment to Section 8.2.1. Section 8.2.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "8.7. Litigation. Except as described on Exhibit 8.7, no litigation, at law or in equity, or in any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Borrowers or their Subsidiaries, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or poses a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, or any of the transactions contemplated by this Agreement or any other Credit Document. Except as described on Exhibit 8.7, no judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued or binds the Borrowers or any Subsidiary which has resulted, or poses a material risk of resulting, in any Material Adverse Change."

     2.22. Amendment to Section 11.1. Section 11.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "11.1. Interests in Credits. The percentage interest of each Lender in the Revolving Loan and Letters of Credit shall be computed based on the maximum principal amount for each Lender as follows:

                  Lender         Maximum Principal Amount    Percentage Interest
                  ------         ------------------------    -------------------
                  BankBoston, N.A.      $25,000,000                 100%

                  Total                 $25,000,000                 100%

         The foregoing percentage interests, as otherwise adjusted as the Lenders may from time to time agree among themselves, are referred to as the "Percentage Interests" with respect to all or any portion of the Revolving Loan and Letters of Credit. References in any Credit Document to the Lenders' respective Percentage Interests are to such interests as from time to time in effect."

     2.23. Amendments to Exhibits; New Exhibits. Exhibits 8.1, 8.4, 8.11.1 are each amended to read in their entirety as attached to this Amendment. A new
Exhibit 8.7 is added to the Credit Agreement, to read in its entirety as attached to this Amendment.


3. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, and to continue to extend credit to the Borrowers under the Amended Credit Agreement, each of the Borrowers represents and warrants to the Lenders that:

     3.1. Organization and Qualification. Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power necessary to execute and deliver this Amendment and to perform its obligations thereunder and under the Amended Credit Agreement.

     3.2. Corporate Authority. The execution, delivery and performance of this Amendment and the Amended Credit Agreement, and the borrowings and transactions contemplated hereby and thereby, are within the corporate power and authority of each of the Borrowers and have been authorized by proper corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of any of the Borrowers, (b) contravene any provision of the Charter or By-laws of any of the Borrowers or any law, rule or regulation applicable to any of the Borrowers, (c) contravene any provision of, or constitute an event of default or event which, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument or undertaking binding on any of the Borrowers, or (d) result in or require the imposition of any Lien on any of the properties of any of the Borrowers.

     3.3. No Default. No Default under the Credit Agreement now exists, and after giving effect to this Amendment no Default under the Amended Credit Agreement shall exist.

4. Conditions to Amendment. The effectiveness of Section 2 of this Amendment, the amendment of the terms of the Credit Agreement contemplated thereby, and the obligation of the Lender to extend credit up to a maximum amount of $25,000,000, shall be subject to the conditions set forth in this Section 4.

     4.1. Note. The Loon Borrowers shall have executed a Revolving Note, substantially in the form of Exhibit 4.1 hereto, and delivered it to the Agent.

     4.2. Collateral Documentation. Collateral Documentation.

          4.2.1. Loon Borrowers. Loon shall have executed the Loon Security Agreement and the Loon Mortgage, Loon Realty shall have executed the Loon Realty Security Agreement and the Loon Mortgage and LMRC Holding shall have executed the LMRC Holding Security Agreement.

          4.2.2. Existing Borrower Mortgages. The Existing Borrowers shall have executed amendments to, or memoranda relating to, the Mortgages to which any of them are party, to evidence the increase in the indebtedness secured by such Mortgages to $25,000,000, each in form and substance satisfactory to the Agent and its counsel.

          4.2.3. Forest Service Agreements. Loon shall have entered into agreements with the USFS and the Agent (and amendments to any such agreements in effect) all in form and substance satisfactory to the Agent.

          4.2.4. Perfection of Security. Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as the Agent may have requested in order to perfect the security interests and encumbrances purported or required pursuant to the Credit Documents to be created in the Credit Security.

     4.3. Acquisition of Loon Report. BCS Group shall have contributed
LMRC Holding to BCS Holdings, and the transaction contemplated by the Loon Acquisition Agreement shall have been consummated, to the effect that Loon shall be a wholly-owned subsidiary of LMRC Holding, each of which shall be in form and substance satisfactory to the Agent and its counsel.

     4.4. Additional Unsecured Debt Financing. BCS Holdings shall have consummated a sale of debt securities issued under the Senior Indenture, in principal amount of $17,500,000, on terms and conditional satisfactory to the Agent; provided, however, that the terms of the Final Offering Memorandum shall be deemed acceptable to the Agent.

            4.4.1. Amendment to Indenture. BCS Holdings shall have consummated an amendment to the Senior Indenture, on terms and conditions satisfactory to the Agent.

     4.5.     Additional Equity Capitalization.

            4.5.1. BCS Group shall have entered into the Securities Purchase Agreements and the Hancock Bridge Note, on terms and conditions satisfactory to the Agent.

            4.5.2. The Agent shall have received a certificate, in substantially the form of Exhibit 4.5 hereto, signed by a Financial Officer of BCS Holdings, LMRC Holding, Loon and Loon Realty, to the following effect:

                  (i) Certifying that the value, determined in accordance with GAAP, of the stockholders' equity contributed to BCS Holdings on the Loon Joinder Date is not less than $10,500,000; and

                  (ii) Certifying the solvency of the Borrowers, as of the Loon Joinder Date.

         4.6. Payment of Fees. The Borrowers shall have paid (i) a closing fee of $50,000 to the Agent, (ii) the fees and expenses of the Agent's counsel, Ropes & Gray, for which statements have been rendered on or before the Loon Joinder Date, and (iii) the fees and expenses of local counsel to the Agent.

         4.7. Reports and Other Documents. The Agent shall have received the following, each in form and substance satisfactory to the Agent:

                           (i) the Phase I Environmental Report dated as of July 1997 on Loon;

                           (ii) the audited Consolidated balance sheet of Loon
                  as at April 30, 1997, and Consolidated statements of income and changes in shareholders' equity and cash flows of Loon for the fiscal year of Loon then ended, accompanied by a management letter prepared by independent certified public accountants of recognized standing reasonably satisfactory to the Agent;

                           (iii) The Consolidated and Consolidating balance
                  sheet of the Existing Borrowers as of January 31, 1998 and the Consolidated and Consolidating statements of income and cash flows for the fiscal quarter then ending; and

                           (iv) the Consolidated and Consolidating balance
                  sheet of the Borrowers, giving pro forma effect to the transactions occurring as of the Loon Joinder Date, and Consolidated and Consolidating statements of income and changes in shareholders' equity of the Borrowers for the twelve-month period ending October 31, 1997, and projections of the same as at October 31 for each year from 1998 through 2002 and for the fiscal years then ended on each such date.

     4.8. Legal Opinions. The Lenders shall have received from Winston & Strawn, special counsel for the Borrowers, its opinion with respect to the transactions contemplated by this Amendment and the Loon Acquisition Agreement, which opinion shall be in form and substance satisfactory to the Agent and its counsel.


     4.9. Representations and Warranties. The representations and warranties of each of the Borrowers contained in this Amendment, the Amended Credit Agreement, the Security Agreements and the Mortgages shall be true and correct in all material respects on and as of the Loon Joinder Date with the same force and effect as though originally made on and as of such date; no Default shall exist on the Loon Joinder Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred; and the Borrowers shall have furnished to the Agent on the Loon Joinder Date a certificate to these effects, in substantially the form of
Exhibit 4.9 hereto, signed by an Executive Officer or a Financial Officer.


     4.10. Proper Proceedings. This Amendment, the Amended Credit Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of each Obligor and any of their respective Affiliates party thereto. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.


     4.11. Legality, etc. The making of the requested extension of credit on the Loon Joinder Date shall not (i) subject any Lender to any penalty or special tax, (ii) be prohibited by any law or governmental order or regulation applicable to any Lender or any Obligor or (iii) violate any voluntary credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.


     4.12. General. All legal and corporate proceedings in connection with the transactions contemplated by this Amendment, the Amended Credit Agreement and each other Credit Document shall be satisfactory in form and substance to the Agent, and the Lenders shall have received copies of all documents, including records of corporate proceedings, appraisals and opinions of counsel, which any Lender may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

5. Miscellaneous. Except to the extent specifically amended hereby, the provisions of the Credit Agreement shall remain unmodified, and subject to the conditions contained in this Amendment, the Amended Credit Agreement is hereby confirmed as being in full force and effect. The Borrowers hereby affirm that, after giving effect to this Amendment, the security interests contemplated by the Credit Agreement and all other Credit Documents attach in favor of the Agent so as to secure due and punctual performance of all Credit Obligations contemplated by the Amended Credit Agreement. This Amendment is a Credit Document.

         This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws rules of any jurisdictions, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns pursuant to Section 12 of the Amended Credit Agreement.

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                        BOOTH CREEK SKI HOLDINGS, INC.
                                        BOOTH CREEK SKI ACQUISITION CORP.
                                        TRIMONT LAND COMPANY
                                        SIERRA-AT-TAHOE, INC.
                                        BEAR MOUNTAIN, INC.
                                        WATERVILLE VALLEY SKI RESORT, INC.
                                        MOUNT CRANMORE SKI RESORT, INC.
                                        SKI LIFTS, INC.
                                        GRAND TARGHEE INCORPORATED


                                        By: /s/ Jeffrey Joyce
                                           -------------------------------------
                                        Title: Executive Vice President, Finance

                                        LMRC HOLDING CORP.
                                        LOON MOUNTAIN RECREATION CORPORATION
                                        LOON REALTY CORP.


                                        By: /s/ Jeffrey Joyce
                                           -------------------------------------
                                        Title: Executive Vice President, Finance


                                        BANKBOSTON, N.A.,
                                          as Agent


                                        By: /s/ Carlton F. Williams
                                           -------------------------------------
                                        Title: Director

                                        BANKBOSTON, N.A.,
                                          as Lender


                                        By: /s/ Carlton F. Williams
                                           -------------------------------------
                                             Title: Director

                                             100 Federal Street
                                             Boston, Massachusetts 02110
                                             Attention: Carlton F. Williams
                                             Telecopy: (617) 434-8108

                             FORM OF REVOLVING NOTE


N-__                                                         February ____, 1998


         FOR VALUE RECEIVED, LMRC Holding Corp., a Delaware corporation (together with its successors and assigns, "LMRC Holding"), Loon Mountain Recreation Corporation, a New Hampshire corporation (together with its successors and assigns, "Loon"), and Loon Realty Corp., a New Hampshire corporation (together with its successors and assigns, "Loon Realty", and together with LMRC Holding and Loon, the "Borrowers", and each a "Borrower"), hereby jointly and severally promise to pay [INSERT LENDER] (the "Lender") or order, on March 31, 1999, the aggregate unpaid principal amount of the loans made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below. The Borrowers promise to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement, plus any accrued and unpaid interest owing to the Lender on the date hereof, such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

         Payments hereunder shall be made to BankBoston, N.A., as agent for the payee hereof (the "Agent"), at 100 Federal Street, Boston, Massachusetts 02110.

         All loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers under this Revolving Note, such Credit Agreement or under any other Credit Document.

         This Revolving Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of December 3, 1996, as amended and restated as of March 18, 1997, as from time to time in effect (the "Credit Agreement"), among the Borrowers, certain Affiliates thereof, the Agent, the Lender and certain other lenders. The principal of this Revolving Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         In case an Event of Default shall occur, the entire principal of this Revolving Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (OTHER THAN THE CONFLICT OF LAWS RULES).

         The parties hereto, including the Borrowers and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                        LMRC HOLDING, INC.


                                        By ___________________________
                                           Title:

                                        LOON MOUNTAIN RECREATION CORPORATION


                                        By ___________________________
                                           Title:

                                        LOON REALTY CORP.


                                        By ___________________________
                                           Title:

                         LOAN AND PAYMENTS OF PRINCIPAL

          ------------------------------------------------------------

                    Amount      Amount of      Unpaid
                      of        Principal     Principal     Notation
         Date        Loan        Repaid        Balance      Made By
         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

                                    -iii-

                     FORM OF OMNIBUS OFFICER'S CERTIFICATE

                            (For Loon Joinder Date)

         Pursuant to Amendment No. 4 dated as of February __, 1998 (the "Loon Joinder"), to the Credit Agreement dated as of December 3, 1996, as amended and restated as of March 18, 1997 and as now in effect (the "Credit Agreement"), among the undersigned Booth Creek Ski Holdings, Inc., Booth Creek Ski Acquisition Corp., Trimont Land Company, Sierra-at-Tahoe, Inc., Bear Mountain, Inc, Waterville Valley Ski Resort, Inc., Mount Cranmore Ski Resort, Inc., Ski Lifts, Inc., Grand Targhee Incorporated, LMRC Holding Corp., Loon Mountain Recreation Corporation, Loon Realty Corp. (collectively the "Borrowers"), BankBoston, N.A., a national banking association ("BKB"), the other Lenders, and BKB, as Agent for itself and the other Lenders, the Borrowers represent and warrant that the representations and warranties contained in the Loon Joinder, the Amended Credit Agreement, and the representations and warranties of each of the Borrowers under the Security Agreements and the Mortgages are true and correct in all material respects on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof; after giving effect to the requested extension of credit under the Credit Agreement, no Default exists; and no Material Adverse Change has occurred.

         Terms defined in the Amended Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         This certificate has been executed by a duly authorized Executive Officer or Financial Officer of each of the Borrowers this ___ day of February, 1998.

                                        BOOTH CREEK SKI HOLDINGS, INC.
                                        BOOTH CREEK SKI ACQUISITION CORP.
                                        TRIMONT LAND COMPANY
                                        SIERRA-AT-TAHOE, INC.
                                        BEAR MOUNTAIN, INC.
                                        SKI LIFTS, INC.
                                        MOUNT CRANMORE SKI RESORT, INC.
                                        WATERVILLE VALLEY SKI RESORT, INC.
                                        GRAND TARGHEE INCORPORATED
                                        LMRC HOLDING CORP.
                                        LOON MOUNTAIN RECREATION CORPORATION
                                        LOON REALTY CORP.

                                        By:
                                           ------------------------------------
                                        Title:




                                     -i-